Exhibit 3.9

STATE OF DELAWARE

CERTIFICATE OF CONVERSION OF

PINNACLE FOODS GROUP INC.

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

September 25, 2007

1.) The jurisdiction where the Company first formed is Delaware.

2.) The jurisdiction immediately prior to filing this Certificate is Delaware.

3.) The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware and was incorporated in the State of Delaware on June 19, 1998.

4.) The name of the Corporation immediately prior to filing this Certificate is “Pinnacle Foods Group Inc.”

5.) The name of the limited liability company into which the Corporation is to be converted as set forth in its Certificate of Formation is “Pinnacle Foods Group LLC”.

[signature to follow on next page]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to Limited Liability Company as of the date first written above.

PINNACLE FOODS GROUP INC.

By:	/s/ M. Kelley Maggs
	Name:	M. Kelley Maggs
	Title:	Senior Vice President